Exhibit 23.2






INDEPENDENT AUDITORS' CONSENT

AMSERV HEALTHCARE INC.

We consent to the incorporation by reference in Registration Statement No. 33-23703 of AMSERV HEALTHCARE INC. on Form S-8 of our report dated October 7, 1994, appearing in this Annual Report on Form 10-K of AMSERV HEALTHCARE INC. for the fiscal year ended June 24, 1995.





DELOITTE & TOUCHE LLP


Las Vegas, Nevada
October 2, 1995

                                     E-60